EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS SECOND QUARTER FULLY DILUTED

EARNINGS OF $1.63 PER SHARE AND DIVIDEND OF 65¢ PER SHARE

SOUTHPORT, CONNECTICUT, July 31, 2013--Sturm, Ruger & Company, Inc. (NYSE-RGR) announced today that for the second quarter of 2013 the Company reported net sales of $179.5 million and fully diluted earnings of $1.63 per share, compared with net sales of $119.6 million and fully diluted earnings of 91¢ per share in the second quarter of 2012.

For the six months ended June 29, 2013, net sales were $335.4 million and fully diluted earnings were $2.83 per share. For the corresponding period in 2012, net sales were $231.9 million and fully diluted earnings were $1.71 per share.

The Company also announced today that its Board of Directors declared a dividend of 65¢ per share for the second quarter, for shareholders of record as of August 16, 2013, payable on August 30, 2013. This dividend varies every quarter because the Company pays a percent of earnings rather than a fixed amount per share. This dividend is approximately 40% of net income.

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Chief Executive Officer Michael O. Fifer made the following observations related to the Company’s results:

•	Our earnings increased 79% from the second quarter of 2012, driven by the 50% growth in sales and our ongoing focus on continuous improvement in our operations.

•	New product introductions were a significant component of our sales growth as new product sales represented $102.7 million or 31% of firearm sales in the first half of 2013. New product introductions in the first half of 2013 included the LC380 pistol and the SR45 pistol.

•	During the second quarter and first half of 2013, the estimated unit sell-through of our products from the independent distributors to retailers increased 37% and 23% from the comparable prior year periods. Insufficient distributor inventory at December 31, 2012 severely limited the estimated sell-through from independent distributors to retailers in the first half of 2013. For the same periods, National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) increased 16% and 33%, respectively.

•	Cash generated from operations during the six months ended June 29, 2013 was $69.8 million. At June 29, 2013, our cash totaled $64.8 million. Our current ratio is 1.8 to 1 and we have no debt.

•	In the first half of 2013, capital expenditures totaled $18.8 million, much of it related to new products and the expansion of production capacity. We expect to invest approximately $35 million on capital expenditures during 2013.

•	In the first half of 2013, the Company returned $17.3 million to its shareholders through the payment of dividends.

•	At June 29, 2013, stockholders’ equity was $135.8 million, which equates to a book value of $7.02 per share, of which $3.35 per share was cash and equivalents.

Today, the Company filed its Quarterly Report on Form 10-Q for the second quarter of 2013. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

Tomorrow, August 1, 2013, Sturm, Ruger will host a webcast at 9:00am EDT to discuss the second quarter operating results. Interested parties can access the webcast at www.ruger.com/corporate or www.earnings.com or by dialing 866-825-1709, participant code 14272752.

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The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate. Investors are urged to read the complete Quarterly Report on Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger & Co., Inc. is one of the nation’s leading manufacturers of rugged, reliable firearms for the commercial sporting market. The only full-line manufacturer of American-made firearms, Ruger offers consumers over 400 variations of more than 30 product lines. For more than 60 years, Ruger has been a model of corporate and community responsibility. Our motto, “Arms Makers for Responsible Citizens,” echoes the importance of these principles as we work hard to deliver quality and innovative firearms.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

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STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets

(Dollars in thousands)

	June 29, 2013	December 31, 2012

Assets

Current Assets
Cash	$64,781	$30,978
Trade receivables, net	57,344	43,018

Gross inventories	56,153	55,827
Less LIFO reserve	(38,631)	(38,089)
Less excess and obsolescence reserve	(1,468)	(1,729)
Net inventories	16,054	16,009

Deferred income taxes	7,508	5,284
Prepaid expenses and other current assets	693	1,632
Total Current Assets	146,380	96,921

Property, plant and equipment	214,369	195,713
Less allowances for depreciation	(138,570)	(129,720)
Net property, plant and equipment	75,799	65,993

Deferred income taxes	2,471	2,004
Other assets	11,893	9,568
Total Assets	$236,543	$174,486

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STURM, RUGER & COMPANY, INC.

 Condensed Balance Sheets (Continued)

(Dollars in thousands, except share data)

	June 29, 2013	December 31, 2012

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$44,033	$38,500
Product liability	989	720
Employee compensation and benefits	26,701	15,182
Workers’ compensation	4,550	4,600
Income taxes payable	6,123	489
Total Current Liabilities	82,396	59,491

Accrued pension liability	18,136	19,626
Product liability	238	337

Contingent liabilities	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1:
Authorized shares – 40,000,000
2013 – 23,640,804 issued,
19,341,370 outstanding
2012 – 23,562,422 issued,
19,262,988 outstanding	23,641	23,563
Additional paid-in capital	18,108	15,531
Retained earnings	161,528	123,442
Less: Treasury stock – at cost
2013 and 2012 – 4,299,434 shares	(37,884)	(37,884)
Accumulated other comprehensive loss	(29,620)	(29,620)
Total Stockholders’ Equity	135,773	95,032
Total Liabilities and Stockholders’ Equity	$236,543	$174,486

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STURM, RUGER & COMPANY, INC.

 Condensed Statements of Income and Comprehensive Income (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Net firearms sales	176,787	$118,147	$330,227	$228,934
Net castings sales	2,741	1,422	5,207	2,972
Total net sales	179,528	119,569	335,434	231,906

Cost of products sold	108,804	74,435	203,401	144,979

Gross profit	70,724	45,134	132,033	86,927

Operating expenses:
Selling	11,823	9,107	27,588	20,107
General and administrative	8,317	7,526	16,760	13,904
Other operating expenses (income), net	(168)	189	(238)	190
Total operating expenses	19,972	16,822	44,110	34,201

Operating income	50,752	28,312	87,923	52,726

Other income:
Interest expense, net	(39)	(21)	(55)	(44)
Other income, net	166	303	361	483
Total other income, net	127	282	306	439

Income before income taxes	50,879	28,594	88,229	53,165

Income taxes	18,571	10,580	32,203	19,671

Net income and comprehensive income	$32,308	$18,014	$56,026	$33,494

Basic earnings per share	$1.67	$0.94	$2.90	$1.75

Fully diluted earnings per share	$1.63	$0.91	$2.83	$1.71

Cash dividends per share	$0.490	$0.324	$0.894	$0.536

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STURM, RUGER & COMPANY, INC.

 Condensed Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Six Months Ended
	June 29, 2013	June 30, 2012

Operating Activities
Net income	$56,026	$33,494
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9,434	6,774
Slow moving inventory valuation adjustment	(261)	(64)
Stock-based compensation	2,659	2,104
Gain on sale of assets	(70)	(13)
Deferred income taxes	(2,691)	(1,350)
Changes in operating assets and liabilities:
Trade receivables	(14,326)	(5,107)
Inventories	216	1,071
Trade accounts payable and accrued expenses	5,483	(1,400)
Employee compensation and benefits	10,861	(670)
Product liability	170	(366)
Prepaid expenses, other assets and other liabilities	(3,296)	2,054
Income taxes payable	5,634	977
Cash provided by operating activities	69,839	37,504

Investing Activities
Property, plant and equipment additions	(18,820)	(12,339)
Proceeds from sale of assets	70	13
Purchases of short-term investments	—	(29,993)
Proceeds from maturities of short-term investments	—	9,999
Cash used for investing activities	(18,750)	(32,320)

Financing Activities
Tax benefit from exercise of stock options and vesting of RSU’s	2,078	1,037
Remittance of taxes withheld from employees related to share-based compensation	(2,082)	(1,045)
Dividends paid	(17,282)	(10,272)
Cash used for financing activities	(17,286)	(10,280)

Increase (decrease) in cash and cash equivalents	33,803	(5,096)

Cash and cash equivalents at beginning of period	30,978	81,056

Cash and cash equivalents at end of period	$64,781	$75,960

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